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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-06315) pertaining to the GATX Logistics, Inc. 401(k) Cash Accumulation Plan of GATX Corporation of our report dated May 25, 2000 with respect to the financial statements of the GATX Logistics, Inc. 401(k) Cash Accumulation Plan for the year ended December 31, 1999 included in this Annual Report on Form 11-K for the year ended December 31, 1999.

                                                              ERNST & YOUNG LLP


Jacksonville, Florida
June 26, 2000